                                  EXHIBIT 99
                      RATIOS OF EARNINGS TO FIXED CHARGES

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

                             (dollars in millions)


                                                          Six Months Ended
                                                           June 30, 1997
                                             ------------------------------------------
                                             Applicance       Financial      Whirlpool
                                              Business         Services     Corporation
                                             ----------       ---------     -----------
Pretax earnings                               $ 93.4            $17.6          $111.0

Portion of rents representative
  of the interest factor                         8.4              0.4             8.8

Interest on indebtedness                        72.3             43.6           115.9

Amortization of debt expense
  and premium                                    0.3              1.6             1.9

WFC preferred stock dividend                       -              3.0             3.0
                                              ------            -----          ------
       Adjusted income                        $174.4            $66.2          $240.6
                                              ======            =====          ======



Fixed charges

   Portion of rents representative
     of the interest factor                   $  8.4            $ 0.4          $  8.8

   Interest on indebtedness                     72.3             43.6           115.9

   Amortization of debt expense
     and premium                                 0.3              1.6             1.9

   WFC preferred stock dividend                    -              3.0             3.0
                                              ------            -----          ------
                                              $ 81.0            $48.6          $129.6
                                              ======            =====          ======


Ratio of earnings to
  fixed charges                                 2.15             1.36            1.86
                                              ======            =====          ======


Ratio of earnings to
  fixed charges at
   June 30, 1996                                1.78             1.42            1.67
                                              ======            =====          ======

                                      23